EX-99.a


                                                                       EXHIBIT A



             INFORMATION WITH RESPECT TO THE EXECUTIVE OFFICERS AND
                  MANAGERS OF GRAND SLAM ASSET MANAGEMENT, LLC



NAME AND ADDRESS   POSITION WITH GRAND SLAM        PRINCIPAL OCCUPATION           CITIZENSHIP
                   ASSET MANAGEMENT, LLC

Mitchell Sacks(1)  Member, Managing Member,        Managing Grand Slam Asset      USA
                   Chief Executive Officer and     Management, LLC and Grand
                   Portfolio Manager               Slam General Partners, LLC

Erik Volfing(1)    Member, Chief Financial         Managing Grand Slam Asset      Denmark
                   Officer and Portfolio Manager   Management, LLC and Grand
                                                   Slam General Partners, LLC

Michael Legg(1)    Member, Chief Compliance        Managing Grand Slam Asset      USA
                   Officer and Portfolio Manager   Management, LLC and Grand
                                                   Slam General Partners, LLC



1. The business address of each of the named individuals is c/o Grand Slam General Partners, LLC, One Bridge Plaza, Fort Lee, New Jersey 07024.

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